UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 30, 2009, National American University Holdings, Inc. (the “Company”) issued a press release to announce that its Board of Directors declared a cash dividend on all shares of the Company’s Class A Common Stock, par value $0.0001 per share, outstanding and of record as of the close of business on December 30, 2009, with such dividend to be payable on or about January 2, 2010, in the amount of $0.11 per share for each share of the Company’s Common Stock issuable on an as converted basis of the Class A Common Stock.  The Board of Directors also declared a cash dividend on all shares of the Company’s Common Stock outstanding and of record as of the close of business on December 30, 2009, with such dividend to be payable on or about January 2, 2010, in the amount of $0.0275 per share.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, dated November 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2009	NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

	By:	/s/ Ronald Shape
	Name:	Ronald Shape
	Title:	Chief Executive Officer